SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549



                                 FORM 8-K

                              CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934


Date of Report (Date earliest event reported)         February 12, 1997

                                ECOMAT, Inc.
          (exact name of registrant as specified in its charter)


                                 DELAWARE
              (State or other jurisdiction of incorporation)



      0-21613                                   13-3865026

(Commission File Number)                (IRS Employer Identification
                                                  Number)


               147 Palmer Avenue, Mamaroneck, NY              10543
(Address of principal executive offices)                     (Zip Code)



Registrant's Telephone Number, Including Area Code:    (914) 777-3600

                                     N/A

     (Former name or former address, if changed since last report)

Item 2.   Acquisition or Disposition of Assets.

          On February 12, 1997, pursuant to that certain Asset Purchase Agreement (the "Purchase Agreement") by and between Clean Living, Inc. d/b/a The Cleaner Image., a Connecticut corporation ("Clean Living"), and Eco Stu, Inc., a Delaware corporation ("ESI") and a wholly-owned subsidiary of the Registrant, ESI acquired substantially all of the assets of Clean Living (the "Clean Living Assets") for an aggregate purchase price (the "Purchase Price") consisting of (a)$65,000 and (b) the issuance by the Registrant of 3,000 shares (the "Shares") of the Registrant's common stock, $.0001 par value ("Common Stock"), to Clean Living. The Purchase Agreement also provides that beginning on the three month anniversary of the first day of the calendar month following the closing (the "Initial Vesting Date") and concluding nine months after the Initial Vesting Date (the "Final Vesting Date"), Clean Living shall be entitled to receive up to 3,000 additional shares of the Registrant's Common Stock (the "Additional Shares"), from the Registrant at the end of each such three month period (for an aggregate of 12,000 shares) should the revenue of the Business (as defined in the Purchase Agreement )meet or exceed $58,500 for that calendar quarter. A proportionate amount of Additional Shares will be issuable should the revenue of the Business fail to meet or exceed $58,500 for any such calendar quarter. If on the Final Vesting Date the revenue for the Business meets or exceeds $234,000 for the one year period beginning on the first day of the calendar month following the closing and ending on the Final Vesting Date, then the Registrant shall issue to Clean Living the remainder of the 12,000 Additional Shares not previously issued. In addition, the Purchase Agreement provides that:

                    (i) If the aggregate value (as calculated in the Purchase Agreement) of the shares of the Registrant delivered to Clean Living do not equal or exceed $75,000 (based upon 15,000 shares issued at an assumed value of no less than $5.00 per share) on the Final Vesting Date, then the Registrant shall issue to Clean Living the number of shares required to increase the aggregate value of all such issued shares to $75,000 (the "Adjustment Shares");
                    (ii) If the aggregate value of the shares of the Registrant delivered to Clean Living equals or exceeds $75,000 on the Final Vesting Date, then the Registrant shall be under no obligation to issue any Adjustment Shares; and

                    (iii) The $75,000 figure assumes that Clean Living received 3,000 Shares at the closing and all of the Additional Shares (12,000). Thus, ESI is responsible to cause the Registrant to deliver Adjustment Shares if such issued Shares and Additional Shares are valued at less than $5.00 per share (the "Guaranteed Value") on the Final Vesting Date. The aggregate Guaranteed Value of all such shares shall be reduced by such number of Additional Shares not issued multiplied by $5.00 per share.

               Clean Living was in the business of operating a wet-cleaners. The Clean Living Assets will be used in the operation of the Registrant's business in the same manner as used by Clean Living.
The Clean Living Assets consist primarily of an aqua clean wet-cleaning machine and dryer, computerized surfactant pump, customer list, trademark entitled "The Cleaner Image", supplies, slick rails and conveyor and good will. In addition to the purchase of the Clean Living Assets, ESI assumed the obligations under the lease for the premises in Ridgefield,Connecticut(where the business will continue to operate) as well as the lease for a van (which will be used by ESI for delivery service). The source of funds for the payment of the Purchase Price was from the Registrant's working capital. The Purchase Price was determined based on Clean Living's history of revenues, the fair market value of the Clean Living
Assets, the industry as a whole, the prospects of future revenue from the Clean Living Assets directly and value of the Clean Living
Assets to the Registrant's business.

               Item 7.   Financial Statements and Exhibits.

     (c)       Exhibits.

Exhibit
  No.               Document

   1                Asset Purchase Agreement dated February 12,
                    1997, by and between Clean Living, Inc. d/b/a
                    The Cleaner Image and Eco Stu, Inc.

   2                Press Release dated February 13, 1997 by the
                    Registrant.

                           SIGNATURES


               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant's behalf.



                                   ECOMAT, INC.



                              By:  /s/ Diane Weiser
                                   Diane Weiser
                                   President


Dated:   February 18, 1997






										EXIBIT 1






                     ASSET PURCHASE AGREEMENT

                          by and between

                          ECO STU, INC.

                               and

                     CLEAN LIVING, INC. d/b/a
                       THE CLEANER IMAGE

                  Dated as of February 12, 1997

                        TABLE OF CONTENTS

                                                            Page

ARTICLE I - DEFINITIONS, PURCHASE OF THE PURCHASED
            ASSETS, ASSUMPTION OF ASSUMED LIABILITIES,
            PURCHASE PRICE; CLOSING ADJUSTMENTS;
            ADDITIONAL SHARES; REGISTRATION RIGHTS.....     1

     1.1.  Certain Definitions.........................     1
     1.2.  Purchase of the Assets......................     5
     1.3.  Assumption by Buyer of Certain
           Liabilities.................................     5
     1.4.  Non-Assumed Liabilities.....................     5
     1.5.  Purchase Price for the Assets...............     5
     1.6.  Allocation of Purchase Price................     6
     1.7.  Limitations on Assignment; Further
           Assurance...................................     6
     1.8.  Closing Adjustments.........................     6
     1.9.  Delivery of Additional Shares...............     7
     1.10  Restriction on Transfer.....................     9
     1.11  Registration Rights.........................     9
     1.12  Free EcoCleaning............................    10
     1.13  Receivables ................................    10

ARTICLE II - CLOSING...................................    11

     2.1.  The Closing.................................    11
     2.2.  Additional Actions to be Taken on
           the Closing Date............................    12

ARTICLE III - REPRESENTATIONS AND WARRANTIES
              OF THE SELLER............................    12
     3.1.  Organization and Qualification..............    12
     3.2.  Subsidiaries and Affiliates.................    12
     3.3.  Validity and Execution of Agreement.........    12
     3.4.  No Conflict.................................    13
     3.5.  Litigation..................................    13
     3.6.  The Assets..................................    14
     3.7.  Intangible Property.........................    14
     3.8.  Inventory...................................    15
     3.9.  Intentionally Omitted.......................    15
     3.10. Financial Statements........................    15
     3.11. Undisclosed Liabilities.....................     15
     3.12. No Material Adverse Change..................     16
     3.13. Tax Matters.................................     16
     3.14. Contracts and Other Agreements..............     16
     3.15. Real Estate.................................     16
     3.16. Transactions with Affiliates................     17
     3.17. ERISA.......................................     17
     3.18. Employees...................................     17
     3.19. Environmental Matters.......................     17
     3.20. Insurance...................................     18
     3.21. Licenses and Permits........................     18
     3.22. Compliance with Laws........................     18
     3.23. Products....................................     19
     3.24. Intentionally omitted.......................     19
     3.25. Shareholders of Seller......................     19
     3.26. Investment Representations..................     19
     3.27. Disclosure..................................     20
     3.28. Survival....................................     20

ARTICLE IV - REPRESENTATIONS AND WARRANTIES
             OF THE BUYER..............................     21

     4.1.  Organization and Qualification..............     21
     4.2.  Validity and Execution of Agreement.........     21
     4.3.  No Conflict.................................     21
     4.4.  The Shares..................................     21
     4.5.  Survival....................................     22

ARTICLE V - INDEMNIFICATION............................     22

     5.1.  Indemnification.............................     22
     5.2.  Method of Asserting Claims..................     23

ARTICLE VI - POST-CLOSING COVENANTS OF THE PARTIES.....     25

     6.1.  Tax Matters.................................     25
     6.2.  Non-Competition.............................     25
     6.3.  Confidentiality.............................     26

ARTICLE VIII - MISCELLANEOUS...........................     26

     7.1.  Sales and Transfer Taxes....................     26
     7.2.  Post-Closing Further Assurances.............     27
     7.3.  Notices.....................................     27
     7.4.  Publicity...................................     28
     7.5.  Entire Agreement............................     28
     7.6.  Waivers and Amendments......................     28
     7.7.  Governing Law...............................     28
     7.8.  Binding Effect; No Assignment...............     29
     7.9.  Variations in Pronouns......................     29
     7.10. Counterparts................................     29
     7.11. Exhibits and Schedules......................     29
     7.12. Effect of Disclosure on Schedules...........     29
     7.13. Intentionally omitted.......................     29
     7.14. Headings....................................     29
     7.15. Severability of Provisions..................     29
     7.16. Brokers.....................................     30
     7.17. Change and Use of Name......................     30

                        TABLE OF CONTENTS
                           (Continued)


EXHIBIT A - ASSIGNMENT & ASSUMPTION AGREEMENT

EXHIBIT B - BILL OF SALE

EXHIBIT C - LANDLORD'S CONSENT

EXHIBIT D - FORM OF OPINION OF SELLER'S COUNSEL



SCHEDULES

1.1(a) - Excluded Assets
1.1(b) - Permitted Liens
1.2    - Assets
1.3(b) - Assumed Liabilities
1.6    - Allocation of Purchase Price
3.1    - Jurisdictions of Qualification
3.2    - Affiliates
3.5    - Litigation - Seller
3.7    - Intangible Property
3.11   - Liabilities
3.13   - Tax Matters
3.14   - Material Agreements
3.15   - Real Estate
3.16   - Transactions with Affiliates
3.18   - Employees
3.20   - Insurance
3.21   - Licenses and Permits
3.23   - Products
3.25   - Shareholders of Seller
6.2(b) - Locations of Ecomat Facilities

                     ASSET PURCHASE AGREEMENT


     ASSET PURCHASE AGREEMENT, dated February 12, 1997 by and between Clean Living, Inc. d/b/a The Cleaner Image, a Connecticut corporation (the "Seller"), and Eco Stu, Inc., a Delaware corporation (the "Buyer").

                       W I T N E S E T H :

     WHEREAS, the Seller is engaged in the business of operating a "wet-cleaning" laundromat and cleaners (the "Business"); and

     WHEREAS, the Seller owns certain assets comprising the Assets (as hereinafter defined) which are related to the conduct of the Business; and

     WHEREAS, the Seller wishes to sell, and the Buyer wishes to purchase, the Assets, subject to the assumption by the Buyer of certain liabilities of the Seller comprising the Assumed
Liabilities (as hereinafter defined).

     NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein, the Sellers and the Buyer hereby agree as follows:

                            ARTICLE I

          DEFINITIONS; PURCHASE OF THE PURCHASED ASSETS;
               ASSUMPTION OF ASSUMED LIABILITIES;
               PURCHASE PRICE; CLOSING ADJUSTMENTS;
              ADDITIONAL SHARES; REGISTRATION RIGHTS

     1.1. Certain Definitions. As used in this Agreement, the following terms have the following meanings unless the context otherwise requires:

     "Affiliate" means, with respect to any Person, any other Person controlling, controlled by or under common control with such Person; provided, however, that for purposes of Sections 3.2, 3.16 and 6.2, controlling or controlled shall be deemed to occur if any Person holds or has the right to vote ten (10%) percent or more of the voting stock of such other Person.

     "Assets" has the meaning specified in Section 1.2.

     "Assigned Contracts and Leases" means the unexpired leases (including without limitation, the leases set forth on Schedule 3.15) and executory contracts (including without limitation, licenses and purchase orders) set forth on Schedule 3.14, unless indicated otherwise therein.

     "Assignment and Assumption Agreement" means an instrument substantially in the form of Exhibit A attached hereto.

     "Bill of Sale" means an instrument substantially in the form of Exhibit B attached hereto.

     "Business" has the meaning specified in the Recitals.

     "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized or required by law to close in New York City.

     "Buyer" has the meaning specified in the introductory paragraph of this Agreement.

     "Claim Notice" has the meaning specified in Section 5.2(a).

     "Closing" has the meaning specified in Section 2.1(a).

     "Code" has the meaning specified in Section 3.13.

     "ERISA" means the Employee Retirement Income Security Act of
1974, as amended.

     "Environmental Law" means any and all present and future federal, state, local and statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, grants, franchises, licenses or agreements relating to (a) the protection of the environment, health or workers safety; (b) pollution or environmental contamination; or (c) the use, processing, distribution, generation, treatment, storage, recycling, transportation, disposal, handling, Release or threatened or potential Release of any Material of Environmental Concern.

     "Excluded Assets" means those assets of the Seller or an Affiliate of Seller set forth on Schedule 1.1(a).

     "Governmental or Regulatory Body" means any government or political subdivision thereof, whether federal, state, county, local or foreign, or any agency, authority or instrumentality of any such government or political subdivision.

     "Indemnified Party" has the meaning specified in Section 5.2.

     "Indemnifying Party" has the meaning specified in Section 5.2.

	  "Intangible Property" has the meaning specified in Section 3.7.

     "IRS" means the Internal Revenue Service.

     "Landlord's Consent" means an instrument substantially in the form of Exhibit C attached hereto.

     "Leases" has the meaning specified in Section 3.15.

     "Liabilities" has the meaning specified in Section 3.11.

     "Lien" means any lien, pledge, hypothecation, mortgage, security interest, claim, lease, charge, option, right of first refusal, easement, servitude, transfer restriction under any stockholder or similar agreement, encumbrance or any other restriction or limitation whatsoever.

     "Losses" has the meaning specified in Section 5.1.

     "Material Adverse Effect" means any change or changes or effect or effects that individually or in the aggregate are or may reasonably be expected to be materially adverse to (a) the business or the assets, operations, income, prospects or conditions (financial or otherwise) of the Seller, the Business or the transactions contemplated by this Agreement or (b) the ability of the Seller to perform its obligations under this Agreement.

	  "Material Agreements" has the meaning specified in Section 3.14.

	  "Non-Assumed Liabilities" has the meaning specified in Section 1.4.

     "Permitted Liens" means (a) Liens for taxes not yet due and
(b) the Liens set forth on Schedule 1.1(b).

     "Person" means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental or Regulatory Body or other entity.

     "Plan" means any plan, fund, program, understanding, policy, arrangement, contract or commitment, whether qualified or not qualified for federal income tax purposes, whether formal or informal, whether for the benefit of a single individual or more than one individual, which is in the nature of (a) an employee pension benefit plan (as defined in ERISA section 3(2)) (b) an employee welfare benefit plan (as defined in ERISA section 3(1)) or (c) an incentive, deferred compensation, or other benefit arrangement for employees, former employees, their dependents or their beneficiaries.

     "Product" has the meaning specified in Section 3.23.

     "Purchase Price" has the meaning specified in Section 1.5.

	  "Real Estate Documents" has the meaning specified in Section 3.15.

     "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment.

     "Seller" has the meaning specified in the introductory paragraph of this Agreement.

     "Tax" or "Taxes" mean all taxes, charges, fees, levies or other assessments imposed by any federal, state, local or foreign Taxing Authority, including, without limitation, gross income, gross receipts, income, capital, excise, property (tangible and intangible), sales, transfer, value added, employment, payroll and franchise taxes and such terms shall include any interest, penalties or additions attributable to or imposed on or with respect to such assessments.

     "Tax Authority" has the meaning specified in Section 3.13.

     "Tax Return" means any return, report, information return, or other document (including any related or supporting information) filed or required to be filed with any federal, state, or local governmental entity or other authority in connection with the determination, assessment or collection of any Tax (whether or not such Tax is imposed on the Seller) or the administration of any laws, regulations or administrative requirements relating to any Tax.

     1.2 Purchase of the Assets. Subject to the terms and conditions set forth in this Agreement, the Seller agrees that, on the Closing Date, the Seller shall sell, transfer, assign, convey and deliver to the Buyer, and Buyer agrees that, on the Closing Date, Buyer shall purchase, acquire and accept from the Seller, all of the assets owned, used and held by the Seller to conduct the Business, as set forth on Schedule 1.2, other than the Excluded Assets (the "Assets"), free and clear of all Liens, other than Permitted Liens.

     1.3 Assumption by the Buyer of Certain Liabilities. Subject to the terms and conditions set forth in this Agreement, Buyer agrees that, on the Closing Date, Buyer shall assume and thereafter pay, perform or discharge, as the case may be, the following obligations and liabilities of the Seller outstanding on the Closing Date (the "Assumed Liabilities"):

     (a) all obligations and liabilities of the Seller arising out of, or in connection with, the Assigned Contracts and Leases; and

     (b)  all liabilities of the Seller reflected on Schedule 1.3
          (b) attached hereto.

     1.4 Non-Assumed Liabilities. The Buyer shall not assume nor be responsible for any liabilities or obligations of the Seller or any of its Affiliates other than the Assumed Liabilities
(the "Non-Assumed Liabilities").

     1.5 Purchase Price for the Assets. The consideration for the Assets shall be the (i) assumption by the Buyer of the Assumed Liabilities; (ii) the payment by the Buyer to the Seller on the Closing Date of $65,000 in immediately available funds, and (iii) the transfer and delivery to the Seller on the Closing Date of 3,000 shares of common stock (the "Shares") of Ecomat, Inc., a publicly traded company listed on the Nasdaq SmallCap Market ("Ecomat") (collectively, the "Purchase Price").

     1.6 Allocation of Purchase Price. The Purchase Price shall be allocated among the Assets and the non-competition agreement contained in Section 6.2 in the manner set forth on Schedule 1.6. Except as required by law, the parties hereby covenant and agree with each other that none of them will take a position on any Tax Return, before any Taxing Authority charged with the collection of any Tax, or in any judicial proceeding, that is in any way inconsistent with the negotiated allocation set forth on Schedule 1.6.

     1.7 Limitations on Assignment; Further Assurance. To the extent that the assignment of any Assigned Contract and Lease to be assigned to the Buyer, as provided herein, shall require the consent of another party thereto, this Agreement shall not constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof. To the extent required, the Seller agrees that it will use all reasonable efforts to obtain the written consent of all necessary parties to the assignment of the Buyer of all Assigned Contracts and Leases. If any such consent is not obtained, the Seller shall use all reasonable efforts to obtain the same and will cooperate with the Buyer, as appropriate, in any reasonable arrangement designed by the Buyer to provide to the Buyer, as appropriate, the benefits thereunder and the Buyer shall assume all correlative obligations to effectuate such arrangement.

     1.8 Closing Adjustments. (a) The following adjustments shall be made between the Seller and the Buyer as of 11:59 P.M. of the day before the Closing Date:

          (i) Rents and additional rents or charges (including, but not limited to, additional rent or charges for real estate taxes, water charges, insurance and common area maintenance) payable by or to the Seller pursuant to the Leases;

          (ii) Security deposits, if any, paid by Seller pursuant to the Leases, except any amount actually transferred by the Seller prior to the Closing Date to the lessors pursuant to the Leases;

          (iii) Interest, if any, payable with respect to the Assumed Liabilities;

          (iv)  Employee wages and benefits as set forth on
          Schedule 3.18 relating to employees hired by Buyer; and

          (v) Operating income and other operating expenses of the Business.


     (b) The net amount of any closing adjustments in favor of the Seller shall be paid to the Seller on the Closing Date in immediately available funds, and the net amount of any closing adjustments in favor of the Buyer shall be credited against the cash portion of the Purchase Price at the Closing.

     (C) Any errors or omissions in computing closing adjustments discovered after Closing Date shall be corrected promptly upon discovery. The obligation of the parties under this Section shall survive the Closing.

     1.9 Delivery of Additional Shares. (a) Beginning on the three month anniversary of the first day of the calendar month following the Closing (the "Initial Vesting Date") and concluding nine months after the Initial Vesting Date (the "Final Vesting Date"), Seller shall be entitled to receive 3,000 shares of Ecomat, Inc. common stock, par value $.0001 per share (the "Additional Shares"), from Buyer at the end of each such three month period (for an aggregate of 12,000 shares) should the revenue of the Business meet or exceed $58,500 for that calendar quarter. Should the revenue of the Business fail to meet or exceed $58,500 for any such calendar quarter, Seller shall receive a proportionate amount of such Additional Shares equal to the proportion of the revenue for such quarter as it relates to the $58,500 figure. Buyer shall have thirty (30) days following each such three month period to compute the revenue of the Business for the preceding period. Within five (5) days following the completion of Buyer's accounting of the revenues of the Business, the Buyer shall deliver the Additional Shares earned during such quarter (if any revenue plateau for such quarter has been met) and its accounting of the revenues for such quarter of the Business to the Seller. If on the Final Vesting Date the revenue for the Business meets or exceeds $234,000 for the one year period beginning on the first day of the calendar month following the Closing and ending on the Final Vesting Date, then Ecomat shall issue to Seller the remainder of the 12,000 Additional Shares not previously issued. The following additional provisions shall apply:

               (i) If the aggregate value of the shares of Ecomat delivered to Seller pursuant to Section 1.5 and Section
     1.9 herein do not equal or exceed $75,000 (based upon 15,000 shares issued at an assumed value of no less than $5.00 per share) on the Final Vesting Date, then Ecomat shall issue to Seller the number of shares required to increase the aggregate value of all such issued shares to $75,000 (the "Adjustment Shares");

               (ii)      If the aggregate value of the shares of
     Ecomat delivered to Seller pursuant to Section 1.5 and Section
     1.9 herein equal or exceed $75,000 on the Final Vesting Date, then Ecomat shall be under no obligation to issue any Adjustment Shares; and

               (iii)     The $75,000 figure referred to in Section
     1.9 (a)(i) above assumes that the Seller received 3,000 shares pursuant to Section 1.5 above and all of the Additional Shares (12,000) referred to in Section 1.9 (a). Thus, Buyer is responsible to cause Ecomat to deliver Adjustment Shares if such issued Shares and Additional Shares are valued at less than $5.00 per share (the "Guaranteed Value") on the Final Vesting Date. The aggregate Guaranteed Value of all such shares shall be reduced by such number of Additional Shares not issued pursuant to Section 1.9(a) multiplied by $5.00 per share. For purposes of illustration, if Seller is issued 6,000 Additional Shares in the aggregate, the Guaranteed Value on the Final Vesting Date shall be $45,000 (which includes the shares issued pursuant to Section 1.5).

     (c) Ecomat shall issue and deliver to the Seller the Adjustment Shares within forty (40) days after the Final Vesting Date. The Adjustment Shares shall consist of the same class of common stock as the Shares issued pursuant to Section 1.5 and
Section 1.9 above. For purposes of this Section 1.9, the value of the Shares and Additional Shares on the Final Vesting Date shall be calculated by using the average closing bid price of the common stock of Ecomat (as reported by the principal exchange on which such common stock is traded, NASDAQ or the National Quotation Bureau Incorporated, as the case may be) for the ten (10) trading days ending three (3) days prior to the Final Vesting Date. The number of Additional Shares and/or Adjustment Shares shall be appropriately adjusted to reflect for any stock splits, stock dividends and similar stock distributions effected by Ecomat with respect to its shares of Common Stock during the period commencing on the Closing Date and ending on the Final Vesting Date.

     1.10 Restrictions on Transfer. The Shares, the Additional Shares, and Adjustment Shares may not be sold, transferred, pledged, hypothecated or otherwise encumbered in any manner until the second anniversary of the Closing Date with respect to the Shares and the third anniversary of the Closing Date with respect to the Additional Shares and Adjustment Shares (the "Restrictive Periods") other than to the Seller's shareholders ("Permitted Transferees"). Any purported sale, transfer, pledge, hypothecation or encumbrance during the Restrictive Periods without the prior written consent of Buyer shall be null and void.

     1.11. Registration Rights. (a) In the event Ecomat shall file a new registration statement with respect to the public sale of any of its securities (other than Form S-4, S-8 or comparable Registration Statement), Ecomat shall each time, notify in writing the holders of the Shares, Additional Shares and Adjustment Shares not less than thirty (30) days prior to the proposed date of filing of such registration statement and include all or a portion of the Shares, Additional Shares and Adjustment Shares (as provided below) in such registration statement as may be requested. The Company will pay all fees and expenses incurred by the Company and such holder in connection with the preparation and filing of such document, excluding filing fees relating to the securities being registered on behalf of Seller and all discounts and commissions and fees of Seller's counsel. Notwithstanding the above, Ecomat shall only be required to register a proportion of the Shares, Additional Shares and Adjustment Shares equal to a fraction, the numerator of which are the shares being registered by all of the officers and directors of Ecomat and the denominator of which is the total number of shares beneficially owned by such officers and directors as a group.

     (b) Anything in this Section 1.11 to the contrary notwithstanding, in the event that the filing of such registration statement is in connection with a public offering and the managing underwriter of the public offering informs Ecomat in writing that the inclusion of the Shares, Additional Share or Adjustment Shares in the public offering will result in the inability to effect the public offering or qualify the public offering in one or more states which managing underwriter, in its sole discretion deems necessary for the public offering to proceed, such holder shall agree to withhold some or all of the Shares, Additional Shares and Adjustment Shares from registration in accordance with the instructions of such managing underwriter.

     (c) Notwithstanding the provisions of Section 1.10, in the event that the Seller has complied with Rule 144 promulgated pursuant to the Securities Act of 1933, as amended, Ecomat agrees to use of its best efforts to have its attorney issue an appropriate opinion to its transfer agent.

     1.12 Free EcoCleaning. As further payment for the Business, Buyer agrees to provide Scott Sidell free "EcoCleaning" for himself and his immediate family living with him for the course of his life. Such service will only be provided by an Ecomat, Inc. owned and operated location. This service is to include pick-up and delivery so long as he resides at his current address located at 156 Deforest Road, Wilton, CT 06897.

     1.13 Receivables. Buyer hereby agrees to reimburse Seller for the net of the receivables collected by Buyer following the Closing for all customer claim invoices, as inventoried as of the close of business the day before the Closing (the "Inventory Date"), which are less than sixty (60) days old as of the Inventory Date. Any customer claim invoices older than sixty (60) days on the Inventory Date will be deemed uncollectible and no reimbursement shall be made by Buyer to Seller for the collection of any such invoices.



                            ARTICLE II

                             CLOSING

     2.1 The Closing. (a) The consummation of the transactions contemplated by this Agreement (the "Closing") shall be held at 12:00 p.m. (New York City time) on February 12, 1997 (such date and time being referred to herein as the "Closing Date") at the offices of Bernstein & Wasserman, LLP, 950 Third Avenue, New York, NY 10022.

     (b) At the Closing, the Seller shall execute and deliver or cause to be executed and delivered to the Buyer, all documents and instruments necessary to transfer to the Buyer, all of the right, title and interest of the Seller in and to the Assets, including, without limitation:

               (i) the Assignment and Assumption Agreement, signed by the Seller;

              (ii) the Bill of Sale and Certificates of Title, as applicable, signed by the Seller;

              (iii) each Landlord's Consent, signed by the Seller and the respective lessors; and

               (iv) Assignment of trademark entitled "The Cleaner
          Image".

               (v)  Assignment of lease for van from Ford Motor
          Credit.

     (c)  At the Closing, the Buyer shall:

               (i)  execute and deliver to the Seller the
          Assignment and Assumption Agreement;

              (ii)  assume the Assumed Liabilities;

              (iii) deliver to the Seller in immediately available funds the balance of the cash portion of the Purchase
          Price as adjusted for the closing adjustments pursuant to
          Section 1.5; and

              (iv) transfer and deliver the Shares referred to in Section 1.5 to Seller.

     2.2  Additional Actions to be Taken on the Closing Date.

     (a) Liens/Consents. The Seller shall have satisfied and discharged all Liens on the Assets except for Permitted Liens and provided the Buyer with evidence of such satisfaction and discharge as well as all necessary consents to transfer or assign the Assets to Buyer, in form and substance satisfactory to the Buyer.

     (b) Legal Opinion. The Buyer shall have received a legal opinion of legal counsel to the Seller in form attached hereto as Exhibit D.

     (c)  Accountant's Opinion.  Intentionally Omitted.

     (d) Shareholder Consent. The Buyer shall have received a consent to the transactions contemplated by this agreement signed by all of the shareholders of Seller, if any.

     (e) Bulk Sales Act. Seller agrees to indemnify Buyer from any Losses incurred by Buyer arising out of or resulting from the failure of the Seller to comply with Article 6 of the Uniform
Commercial Code of Connecticut.


                           ARTICLE III

                  REPRESENTATIONS AND WARRANTIES
                          OF THE SELLER

 The Seller represents and warrants to the Buyer as follows:

     3.1 Organization and Qualification. The Seller is a corporation validly existing and in good standing under the laws of the State of Connecticut, and has all requisite power and authority to (a) own, lease and operate its properties and assets as they are now owned, leased and operated and (b) carry on its business as now presently conducted and as proposed to be conducted. The Seller is duly qualified to do business in each jurisdiction in which the nature of its business or properties makes such qualification necessary, except where the failure to do so would not have a Material Adverse Effect. The jurisdictions in which the Seller is so qualified are set forth on Schedule 3.1.

     3.2 Affiliates. Schedule 3.2 sets forth the name and jurisdiction of organization of Affiliate of the Seller.

     3.3. Validity and Execution of Agreement. The Seller has the full legal right, capacity and power and all requisite authority and approval required to enter into, execute and deliver this Agreement and any other agreement or instrument contemplated hereby, and to perform fully its obligations hereunder and thereunder. The Board of Directors of the Seller and shareholders of Seller have approved the transactions contemplated pursuant to this Agreement and each of the other agreements required to be entered into pursuant hereto by Seller. This Agreement and such other agreements and instruments have been duly executed and delivered by Seller and each constitutes the valid and binding obligation of Seller enforceable against it in accordance with its terms.

     3.4. No Conflict. Neither the execution and delivery of this Agreement nor the performance by the Seller of the transactions contemplated hereby will violate or conflict with (a) any of the provisions of the Certificate of Incorporation or By-laws of the Seller; (b) or result in the acceleration of, or entitle any party to accelerate the maturity or the cancellation of the performance of any obligation under, or result in the creation or imposition of any Lien in or upon the Assets or constitute a default (or an event which might, with the passage of time or the giving of notice, or both, constitute a default) under any contract, (c) any order, judgment, regulation or ruling of any Governmental or Regulatory Body to which the Seller is a party or by which any of its property or assets may be bound or affected or with any provision of any law, rule, regulation, order, judgment, or ruling of any Governmental or Regulatory Body applicable to the Seller.

     3.5 Litigation. Except as set forth on Schedule 3.5, there are no outstanding orders, judgments, injunctions, investigations, awards or decrees of any court, Governmental or Regulatory Body or arbitration tribunal by which the Seller, or any of its securities, assets, properties or business are bound. Except as set forth on
Schedule 3.5, there are no actions, suits, claims, investigations, legal, administrative or arbitral proceedings pending or, to the best knowledge of the Seller, threatened (whether or not the defense thereof or liabilities in respect thereof are covered by insurance) against or affecting the Seller, or any of its assets or properties, that, individually or in the aggregate, could, if determined adversely to the Seller, reasonably be expected to have a Material Adverse Effect on the Business, nor, to the best knowledge of the Seller, are there any facts which could reasonably be expected to give rise to any such action, suit, claim, investigation or legal, administrative or arbitral proceeding.

     3.6 The Assets. The Seller owns outright and has good and marketable title (except for leasehold interests specifically set forth on Schedule 3.15) to all of its assets and properties (tangible and intangible), including, without limitation, all of the assets and properties (except capitalized leases) reflected on the Financials (as hereinafter defined), free and clear of any Lien, other than Permitted Liens. The Assignment and Assumption Agreement and such other conveyancing documents as shall have been executed and delivered to the Buyer will convey good and marketable title to the Assets, free and clear of any Liens, except for Permitted Liens. The Assets sold pursuant hereto constitute all of the assets necessary and appropriate for the conduct of the Business in substantially the same manner as the Business has heretofore been conducted. The Assets shall be in working order on the Closing Date.

     3.7 Intangible Property. Schedule 3.7 sets forth all patents, trademarks, service marks, trade names, copyrights, logos and the like and franchises, all applications for any of the foregoing, and all permits, grants and licenses or other rights held or owned by running to or from the Seller relating to any of the foregoing that are necessary in connection with the Business (collectively, the "Intangible Property"), true and complete copies of which have been delivered or made available to the Buyer. To the best knowledge of the Seller, no patent, invention, trademark, service mark or trade name of any other Person infringes upon, or is infringed upon by, any of the Intangible Property and the Seller has not received any notice of any claim of infringement of any other Person with respect to any of the Intangible Property or any process or confidential information of the Seller, and the Seller does not know, after diligent investigation, of any basis for any such charge or claim. Except for the Intangible Property, no other intellectual property or intangible property rights are required for the Seller to conduct the Business in the ordinary course consistent with past practice. To the best knowledge of the Seller, all of the Intangible Property is valid and in good standing. The Seller has not received any notice or inquiry indicating, or claiming, that the manufacture, sale or use of any Product infringes upon the patent or other intellectual property rights of any other Person. Except as separately identified on
Schedule 3.7, no approval or consent of any person is needed so that the interest of the Seller in the Intangible Property shall continue to be in full force and effect and enforceable by the Buyer following the consummation of the transactions contemplated hereby.

     3.8 Inventory. The inventory of the Seller is or was, prior to the sale thereof, in good and merchantable condition and suitable and usable or saleable in the ordinary course of business, without mark-down or other discount, for the purposes for which intended. The Seller is not aware of any material adverse condition affecting the supply of materials available to the Seller. Except as between the Seller and its distributors pursuant to certain agreements set forth on Schedule 3.14, the Seller is not under any material liability or obligations with respect to the return of inventory or merchandise in possession of wholesalers, distributors, retailers or other customers.

     3.9  Intentionally Omitted.

     3.10 Financial Statements. Except as reflected on the Financials, the balance sheet of the Seller as of December 31, 1996 and the related statements of income for the year then ended, prepared by Seller, true and complete copies of which have heretofore been delivered to the Buyer, fairly present the financial position of the Seller as at such date and for the fiscal year then ended, in accordance with generally accepted accounting principles as then in effect ("GAAP") consistently applied for the period covered thereby (the "Financials"). No Material Adverse Effect has occurred since December 31, 1996.

     3.11 Undisclosed Liabilities. Except as disclosed on Schedule 3.11, the Seller does not have any, direct or indirect, indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise (collectively, the "Liabilities"), that is not fully and adequately reflected or reserved against on the Financials or covered in full by insurance. Except as disclosed on Schedule 3.11, the Seller does not have any Liabilities, whether or not of a kind required by GAAP to be set forth on a financial statement, other than (a) Liabilities incurred since December 31, 1996 in the ordinary course of business (none of which is a liability for a breach of contract, breach of warranty, tort or infringement claim or lawsuit), none of which individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect or (b) Liabilities disclosed and reflected as liabilities on the Financials.

     3.12 No Material Adverse Change. Since December 31, 1996, there has been no material adverse change in the Business, operations or condition (financial or otherwise) of the Seller, or in the assets, liabilities, net worth or properties of the Seller, and the Seller does not know of any such change that is threatened, or has there been any damage, destruction or loss which could have a Material Adverse Effect, whether or not covered by insurance.

     3.13 Tax Matters. Except as disclosed in Schedule 3.13, (a) all Tax Returns required to be filed with respect to the Seller have been duly filed and were in all material respects true, complete and correct and filed on a timely basis, (b) the Seller has paid all Taxes that are due, or claimed or asserted by the IRS or any other taxing authority ("Taxing Authority") to be due from the Seller for the periods covered by such Tax Returns or Seller has duly and fully provided reserves adequate to pay all Taxes in the Financials, (c) the Seller has complied in all material respects with all applicable laws relating to withholding of Taxes (including withholding Taxes pursuant to Sections 1441 and 1442 of the Internal Revenue Service Code of 1986, as amended (the "Code") and similar provisions under any other applicable laws) and the payment thereof over to the Taxing Authorities (d) the income Tax Returns of the Seller has not been audited or examined by any the Taxing Authority (including the IRS) for any period for which the applicable statute of limitations period has not yet expired and no statute of limitations for any such period has been extended.

     3.14 Contracts and Other Agreements. Except for Leases (discussed in Section 3.15 below), Schedule 3.14 sets forth all written agreements (and, to the best knowledge of the Seller, any oral agreement) and arrangements to which either the Seller is a party or by or to which the Seller or any of its assets or properties are bound or subject (collectively, the "Material Agreements").

     3.15 Real Estate. Schedule 3.15 sets forth a list and supplies descriptions of (a) all real property owned by the Seller;
(b) all leases, subleases or other agreements (the "Leases") under which the Seller is lessor or lessee of any real property; (c) all options held by the Seller or contractual obligations on its respective part to purchase or acquire any interest in real property (as set forth on Schedule 3.15) and (d) all options granted by the Seller or contractual obligations on any such Persons' part to sell or dispose of any interest in real property (as set forth on Schedule 3.15) (collectively, the "Real Estate Documents"). All of the Real Estate Documents, true, correct and complete copies of which have been delivered or made available to the Buyer, are in full force and effect and the Seller has not received any notice of any default thereunder, nor does the Seller anticipate any such notice of default. Except as separately identified on Schedule 3.15 and each Landlord's Consent, no approval or consent of any person is needed for the Real Estate Documents to continue to be in full force and effect and such documents will not become unenforceable by the Buyer following the consummation of the transactions contemplated by this Agreement.

     3.16 Transactions with Affiliates.  Except as set forth on
Schedule 3.16, no Affiliate of the Seller has: (a) borrowed money from or loaned money to the Seller which remains outstanding; (b) any contractual or other claim, express or implied, of any kind whatsoever against or by any Seller; (c) any interest in any of the Assets; or (d) engaged in any other transaction with any Seller (other than employment relationships.

     3.17 ERISA. The Seller does not sponsor, maintain, have any obligation to contribute to, have any liability under, or are otherwise a party to, any Plan.

     3.18 Employees. The Seller is not a party to, and there does not otherwise exist, any agreements with any labor organization, collective bargaining or similar agreement with respect to employees of the Seller. Schedule 3.18 sets forth the name and current annual salary, including any bonus, if applicable, of all present employees of the Seller. All health and health related employee benefits and other costs have been paid or adequately reserved for on the Financials. The Seller is in compliance in all material respects with its obligations under all Federal, state, and local statutes and ordinances, executive orders, regulations and common law governing its employment practices with respect to the Seller. To the best knowledge of the Seller, there are no attempts being made to organize any employees presently employed by the Seller. Seller acknowledges that Buyer is under no obligation to employ any of Seller's current employees but may, in it discretion, do so.

     3.19 Environmental Matters. The Seller is not in violation of, or delinquent in respect to, any Environmental Law which violation or delinquency would have a Material Adverse Effect and the Seller has obtained all permits, licenses and other authorizations required under the Environmental Laws. Schedule 3.21 includes a list of all such permits, licenses and other authorizations.

     3.20 Insurance. Schedule 3.20 sets forth a list and brief description (specifying the insurer, the policy number or covering note number with respect to binders and the amount of any deductible, describing the pending claims if such claims exceed applicable policy limits, setting forth the aggregate amount paid out under each such policy through the date hereof and the aggregate limit, if any, of the insurer's liability thereunder) of all policies or binders of fire, liability, product liability, workmen's compensation, vehicular, unemployment and other insurance held by or on behalf of the Seller. Such policies and binders are valid and enforceable in accordance with their terms in all material risks and liabilities to the extent and in respect of amount, types and risks insured, as are customary in the industry in which the Seller operates. The Seller is not in default with respect to any material provision contained in any such policy or binder and has not failed to give any notice or present any claim under any such policy or binder in due and timely fashion. Except for claims disclosed on Schedule 3.20, there are no outstanding unpaid claims under any such policy or binder which have gone unpaid for more than forty-five (45) days or as to which the carrier has disclaimed liability.

     3.21 Licenses and Permits. Schedule 3.21 sets forth a list of the governmental permits, licenses, registrations and other governmental consents (federal, state and local) which the Seller has obtained and which are necessary in connection with its operations and properties, and no others are required. All such permits, licenses, registrations and consents are in full force and effect and in good standing, and except as separately identified on
Schedule 3.21, shall continue to be in full force and effect and in good standing following the consummation of the transactions contemplated by this Agreement. The Seller has not received any notice of any claim of revocation or has knowledge of any event which might give rise to such a claim.

     3.22 Compliance with Laws. The Seller has complied in all respects with all applicable federal, state and local laws, regulations and ordinances or any requirement of any Governmental or Regulatory Body, court or arbitrator affecting the Business or the Assets the failure to comply with which could have a Material Adverse Effect on the Business or the Assets. Neither the Seller nor any of its representatives, agents, employees or Affiliates has made or agreed to make any payment to any Person which would be unlawful.

     3.23 Products. Except as disclosed on Schedule 3.23, there are no statements, citations or decisions by any Governmental or Regulatory Body that any product manufactured, marketed, distributed, sold, leased or serviced at any time by the Seller ("Product") is defective or fails to meet in any material respect any standards promulgated by any such Governmental or Regulatory Body. There have been no recalls ordered by any such Governmental or Regulatory Body with respect to any Product. To the best of Seller's knowledge, there is no (a) fact relating to any Product that may impose upon the Seller (or the Buyer upon consummation of the transactions contemplated hereby) a duty to recall any Product or a duty to warn customers of a defect in any Product, other than defects about which the Seller has issued appropriate and adequate warnings or (b) latent or overt design, manufacturing or other defect in any Product.

     3.24 Intentionally omitted.

     3.25 Shareholders of Seller. The names of the shareholders of Seller and the percentage interest of Seller owned by the shareholders is set forth on Schedule 3.25.

     3.26 Investment Representations. The transfer of the Shares (including the Additional Shares and the Adjustment Shares) in this transaction is intended to be a private transaction exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), and is made in reliance upon the representations set forth below.

     (a) Seller is acquiring the Shares for its own account for investment only and not with a view to, or for sale in connection with, a distribution of the Shares within the meaning of the Securities Act and any applicable state securities or blue-sky laws;

     (b) Seller is not a party or subject to or bound by any contract, undertaking, agreement or arrangement with any person to sell, transfer or pledge the Shares or any part thereof to any person, and has no present intention to enter into such a contract, undertaking, agreement or arrangement (other than a pro rata distribution of the Shares to its shareholders);

     (c) Seller acknowledges to the Buyer that:

          (i) The Buyer has advised Seller that the Shares have not been registered under the Securities Act or under the laws of any state on the basis that the issuance thereof contemplated by this Agreement is exempt from such registration;

          (ii) The Buyer's reliance on the availability of such exemption is, in part, based upon the accuracy and truthfulness of Seller's representations contained herein;

          (iii) The Shares cannot be resold without registration or an exemption under the Securities Act and such state securities laws, and that certificates representing the Shares will bear a restrictive legend to such effect;

          (iv) Seller has evaluated the merits and risks of acquiring the Shares and has such knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of such acquisition, is aware of and has considered the financial risks and financial hazards of acquiring the Shares, and is able to bear the economic risk of acquiring the Shares, including the possibility of a complete loss with respect thereto.


     3.27 Disclosure. Neither this Agreement, nor any Schedule or Exhibit to this Agreement contains an untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein not misleading. All statements, documents, certificates or other items prepared or supplied by the Seller with respect to the transactions contemplated hereby are true, correct and complete and contain no untrue statement of a material fact or omit a material fact necessary to make the statements contained therein not misleading.

     3.28 Survival. All of the representations and warranties of the Seller contained herein shall survive the Closing Date until the date upon which the liability to which any claim relating to any such representation or warranty is barred by any applicable statutes of limitations.


                            ARTICLE IV

           REPRESENTATIONS AND WARRANTIES OF THE BUYER

     The Buyer represents and warrants to the Seller as follows:

     4.1 Organization and Qualification. The Buyer is a corporation validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to (a) own, lease and operate its properties and assets as they are now owned, leased and operated and (b) carry on its business as now presently conducted and is duly qualified to do business in each jurisdiction in which the nature of its business or properties makes such qualification necessary.

     4.2 Validity and Execution of Agreement. The Buyer has the full legal right, capacity and power and all requisite corporate authority and approval required to enter into, execute and deliver this Agreement and any other agreement or instrument contemplated hereby, and to perform fully its obligations hereunder and thereunder. The board of directors of the Buyer has approved the transactions contemplated by this Agreement and each of the other agreements required to be entered into pursuant hereto by the Buyer. This Agreement and such other agreements and instruments have been duly executed and delivered by the Buyer and each constitutes the valid and binding obligation of the Buyer enforceable against it in accordance with its terms.

     4.3 No Conflict. Neither the execution and delivery of this Agreement nor the performance by the Buyer of the transactions contemplated herein will (a) violate or conflict with any of the provisions of its Certificate of Incorporation or By-Laws or other organizational documents; or (b) violate or conflict with any provision of any law, rule, regulation, order, judgment, decree or ruling of any court or federal, state or local Governmental or Regulatory Body applicable to the Buyer.

     4.4. The Shares. The Shares: (i) have been validly issued by Ecomat and are fully paid and non-assessable, (ii) are of a class of common stock of Ecomat entitled to full voting rights and unlimited dividend and liquidation rights, (iii) are not redeemable by Ecomat without the consent of the holder of the Shares and (iv) are not subject to any preference rights for current or liquidating dividends attributable to any other shares of stock issued by Ecomat.

     4.5 Survival. All of the representations and warranties of the Buyer contained herein shall survive the Closing Date until the date upon which the liability to which any claim relating to any such representation or warranty is barred by any applicable statutes of limitations.



                            ARTICLE V

                         INDEMNIFICATION

     5.1 Indemnification. (a) The Seller agrees to indemnify, defend and hold harmless the Buyer and its respective directors, officers, employees, shareholders, and any Affiliates of the foregoing, and their successors and assigns (collectively, the "Buyer Group") from and against any and all losses, liabilities (including punitive or exemplary damages and fines or penalties and any interest thereon), expenses (including reasonable fees and disbursements of counsel and expenses of investigation and defense), claims, Liens or other obligations of any nature whatsoever (hereinafter individually, a "Loss" and collectively, "Losses") suffered or incurred by the Buyer Group, which, directly or indirectly, arise out of, result from or relate to, (i) any inaccuracy in or any breach of any representation or warranty of the Seller contained in Article III, (ii) any breach of any covenant or agreement of the Seller contained in this Agreement or in any other document contemplated by this Agreement and (iii) for any claims resulting in Losses arising out of the operation of the Business prior to the Closing.

     (b) The Buyer agrees to indemnify, defend and hold harmless the Seller and its directors, officers, employees, and shareholders, and any Affiliates of the foregoing, and their successors and assigns from and against any and all Losses suffered or incurred by them which, directly or indirectly, arise out of, result from or relate to (i) any inaccuracy in or any breach of any representation or warranty of the Buyer contained in Article IV and
(ii) any breach of any covenant or agreement of the Buyer contained in this Agreement or in any other document contemplated by this Agreement.

     5.2 Method of Asserting Claims. The party making a claim under this Article V is referred to as the "Indemnified Party" and the party against whom such claims are asserted under this Article V is referred to as the "Indemnifying Party". All claims by any Indemnified Party under this Article V shall be asserted and resolved in accordance with the terms and provisions set forth in Sections 5.2(a)-(c) below:

     (a) In the event that any claim or demand for which an Indemnifying Party would be liable to an Indemnified Party hereunder is asserted against or sought to be collected from such Indemnified Party by a third party, said Indemnified Party shall with reasonable promptness notify in writing the Indemnifying Party of such claim or demand, specifying the nature of the specific basis for such claim or demand, and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such claim and demand; any such notice, together with any notice given pursuant to Section 5.2(b) hereof, collectively being the "Claim Notice"); provided, however, that any failure to give such Claim Notice will not be deemed a waiver of any rights of the Indemnified Party except to the extent the rights of the Indemnifying Party is actually prejudiced. The Indemnifying Party, upon request of the Indemnified Party, shall retain counsel (who shall be reasonably acceptable to the Indemnified Party) to represent the Indemnified Party, and shall pay the fees and disbursements of such counsel with regard thereto, provided, further, that any Indemnified Party is hereby authorized prior to the date on which it receives written notice from the Indemnifying Party designating such counsel, to retain counsel, whose fees and expenses shall be at the expense of the Indemnifying Party, to file any motion, answer or other pleading and take such other action which it reasonably shall deem necessary to protect its interests or those of the Indemnifying Party until the date on which the Indemnified Party receives such notice from the Indemnifying Party. After the Indemnifying Party shall retain such counsel, the Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless
(i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties of any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Indemnifying Party shall not, in connection with any proceedings or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one such firm for the Indemnified Party (except to the extent the Indemnified Party retained counsel to protect its (or the Indemnifying Party's) rights prior to the selection of counsel by the Indemnifying Party). The Indemnified Party agrees to cooperate with the Indemnifying Party and its counsel in contesting any claim or demand which the Indemnifying Party defends. No claim or demand may be settled by an Indemnifying Party or, where permitted pursuant to this Agreement, by an Indemnified Party without the consent of the Indemnified Party in the first case or the consent of the Indemnifying Party in the second case, which consent shall not be unreasonably withheld, unless such settlement shall be accompanied by a complete release of the Indemnified Party in the first case or the Indemnifying Party in the second case, or, where permitted pursuant to this Agreement, by an Indemnified Party without the consent of the Indemnified Party in the first case or the consent of the Indemnifying Party in the second case.

     (b) In the event any Indemnified Party shall have a claim against any Indemnifying Party hereunder which does not involve a claim or demand being asserted against or sought to be collected from it by a third party, the Indemnified Party shall send a Claim Notice with respect to such claim to the Indemnifying Party. If the Indemnifying Party does not dispute such claim, the amount of such claim shall be paid to the Indemnified Party within twenty
(20) days of receipt of the Claim Notice.

     (c) So long as any right to indemnification exists pursuant to this Article V, the affected parties each agree to retain all books, records, accounts, instruments and documents reasonably related to the Claim Notice. In each instance, the Indemnified Party shall have the right to be kept informed by the Indemnifying Party and its legal counsel with respect to all significant matters relating to any legal proceedings. Any information or documents made available to any party hereunder, which information is designated as confidential by the party providing such information and which is not otherwise generally available to the public, or which information is not otherwise lawfully obtained from third parties or not already within the knowledge of the party to whom the information is provided (unless otherwise covered by the confidentiality provisions of any other agreement among the parties hereto, or any of them), and except as may be required by applicable law or requested by third party lenders to such party, shall not be disclosed to any third Person (except for the representatives of the party being provided with the information, in which event the party being provided with the information shall request its representatives not to disclose any such information which it otherwise required hereunder to be kept confidential).



                            ARTICLE VI

              POST-CLOSING COVENANTS OF THE PARTIES

     6.1 Tax Matters. The Seller shall provide to Buyer on demand such information as shall reasonably be requested by Buyer to enable Buyer to prepare and file timely Buyer's federal, state and local income Tax Returns and all forms, schedules and attachments related thereto.

     6.2 Non-Competition. The Seller and Scott Sidell, individually, and their respective Affiliates (the "Selling Group") acknowledge that the Business (a) is regional in scope, (b) the Seller's ownership of the Assets and their operation of the Business has brought them in close contact with certain confidential affairs of the Business not readily available to the public, and (c) the Buyer would not purchase the Assets, but for the agreements and covenants of the Selling Group contained in this
Section 6.2. The Selling Group shall not, directly or indirectly, for a period of four (4) years following the Closing Date, (i) engage in any business similar to the Business within the Restricted Area (as defined below) other than as a consultant operating out of his current home residence for any other similar business that is not located in the Restricted Area, (ii) become interested in any Person having a business located or operating within the Restricted Area engaged in activities similar to the Business as a partner, shareholder, principal, agent, trustee, consultant, lender or in any other relationship or capacity, except for investments by the Seller or its Affiliates in securities traded on a national stock exchange or the over-the-counter market which do not exceed five (5) percent of the total outstanding shares of such securities or (iii) take any action outside the ordinary course of business which could have a Material Adverse Effect on the Business, the Assets or the Buyer following the Closing Date. If any court determines that this covenant, or any part thereof, is unenforceable because of the duration of such provision or the area covered thereby, such court shall have the power to reduce the duration or area of such provision and, in its reduced form, such provision shall then be enforceable and shall be enforced.

     "Restricted Area" shall mean the area within a seven (7) mile radius of The Cleaner Image, Inc., 457 Main Street, Ridgefield, CT or Ecomat facilities (as hereinafter defined) owned by the Buyer or its Affiliates at the locations set forth on Schedule 6.2(b). "Ecomat facilities" shall mean any operation primarily engaged in the business of providing EcoCleaning to customers.

     6.3 Confidentiality. From and after the Closing Date, the Seller and its shareholders shall not disclose or furnish to any other Person, except to the extent required by law or by order of any court or governmental agency, (a) any information which is not generally known in the industry relating to any license, process, technique, or procedure used by the Seller or in connection with the Business, (b) any information which is not generally known in the industry relating to the operations or financial status of the Buyer or the Business which is not specifically a matter of public record, (c) any trade secrets of the Business or (d) the name, address or other information relating to any supplier of the Business.


                           ARTICLE VII

                          MISCELLANEOUS

     7.1 Sales and Transfer Taxes. All required filings under any applicable Federal, state, foreign or local sales tax, stamp tax or similar laws or regulations shall be made in a timely manner by the Buyer and, at the Closing, Buyer shall deliver to Seller either (a) proof of the payment of any sales tax assessed pursuant to such filings or (b) statements of no sales tax due, as the case may be. The parties agree that any and all transfer, sales or stamp taxes and any similar taxes or assessments imposed on the transfer of the Assets and the Assumed Liabilities in accordance with the terms of this Agreement shall be paid by the Buyer.

     7.2 Post-Closing Further Assurances. At any time and from time to time after the Closing Date at the request of either party, and without further consideration, the other party will execute and deliver, or cause the execution and delivery of, such other instruments of sale, transfer, conveyance, assignment and confirmation and take or cause to be taken such other action as the party requesting the same may reasonably deem necessary or desirable in order to transfer, convey and assign more effectively to the requesting party all of the property and rights intended to be conveyed to such party pursuant to the provisions of this Agreement.

     7.3 Notices. All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be given personally, telegraphed, telefaxed, sent by facsimile transmission or sent by prepaid air courier or certified, registered or express mail, postage prepaid. Any such notice shall be deemed to have been given (a) when received, if delivered in person, telegraphed, telexed, sent by facsimile transmission and confirmed in writing within three (3) Business Days thereafter or sent by prepaid air courier or (b) three (3) Business Days following the mailing thereof, if mailed by certified first class mail, postage prepaid, return receipt requested, in any such case as follows (or to such other address or addresses as a party may have advised the other in the manner provided in this
Section 7.3):

          If to Seller, to:

          Scott Sidell
          156 Deforest Road
          Wilton, CT  06897

          Telephone Number (203) 761-1418

          with copies to:

          Moss Sidell, Esq.
          20 Park Plaza
          Suite 1124
          Boston, MA  02116

          Telephone Number (617) 426-7100
          Telecopier Number (617) 426-5485


          If to Buyer to:

          147 Palmer Avenue
          Mamaroneck, NY 10543-3632
          Attn: Diane Weiser

          Telephone Number (914) 777-3600
          Telecopier Number (914) 777-3502

          with copies to:

          Bernstein & Wasserman, LLP
          950 Third Avenue
          New York, NY  10022
          Attn: Stuart Neuhauser, Esq.

          Telephone Number (212) 826-0730
          Telecopier Number (212) 371-4730

     7.4 Publicity. No publicity release or announcement concerning this Agreement or the transactions contemplated hereby shall be made without advance approval thereof by the Buyer and the Seller.

     7.5 Entire Agreement. This Agreement (including the Exhibits and Schedules) and the agreements, certificates and other documents delivered pursuant to this Agreement contain the entire agreement among the parties with respect to the transactions described herein, and supersede all prior agreements, written or oral, with respect thereto.

     7.6 Waivers and Amendments. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the parties hereto or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

     7.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law.

     7.8 Binding Effect; No Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, assigns and legal representatives. This Agreement is not assignable except by operation of law and any other purported assignment shall be null and void.

     7.9 Variations in Pronouns. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

     7.10 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

     7.11 Exhibits and Schedules. The Exhibits and Schedules are a part of this Agreement as if fully set forth herein. All references herein to Sections, subsections, clauses, Exhibits and Schedules shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.

     7.12 Effect of Disclosure on Schedules. Any item disclosed on any Schedule shall only be deemed to be disclosed in connection with (a) the specific representation and warranty to which such
Schedule is expressly referenced, (b) any specific representation and warranty which expressly cross-references such Schedule and (c) any specific representation and warranty to which any other Schedule to this Agreement is expressly referenced if such other Schedule expressly cross-references such Schedule.

     7.13 Intentionally omitted.

     7.14 Headings. The headings in this agreement are for reference only, and shall not affect the interpretation of this Agreement.

     7.15 Severability of Provisions. If any provision or any portion of any provision of this Agreement or the application of such provision or any portion thereof to any Person or circumstance, shall be held invalid or unenforceable, the remaining portion of such provision and the remaining provisions of this Agreement, or the application of such provision or portion of such provision as is held invalid or unenforceable to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby.

     7.16 Brokers. Each party hereto represents and warrants that no broker or finder is entitled to any brokerage or finder's fee or other commission from such party, based on agreements, arrangements or undertakings made by such party, in connection with the transactions contemplated hereby.

     7.17 Change and Use of Name. The Seller, within thirty (30) days from the date hereof, shall deliver to the Buyer evidence of all filings necessary, in those jurisdictions, if any, in which the Seller is licensed or qualified to do business to effect a change of its corporate name to a name which is not confusingly similar to the name of the Buyer or "The Cleaner Image" and, thereafter shall refrain from directly or indirectly using any name or names, corporate or otherwise, which could be confusingly similar to the name of the Buyer "The Cleaner Image".

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

With respect to paragraph          CLEAN LIVING, INC. d/b/a
6.2 only:                          THE CLEANER IMAGE

/S/Scott Sidell                    By:/S/Scott Sidell
Scott Sidell                          Name: Scott Sidell
                                      Title:Chairman


With respect to paragraphs         ECO STU, INC.
1.9,1.11 and 1.12 only:

ECOMAT, INC.


By:/S/Diane Weiser                 By:/S/Diane Weiser
   Name: Diane Weiser                 Name: Diane Weiser
   Title:President                    Title:President

                                                       EXHIBIT A

               ASSIGNMENT AND ASSUMPTION AGREEMENT

     ASSIGNMENT AND ASSUMPTION AGREEMENT, dated February __, 1997 by and between Clean Living, Inc. d/b/a The Cleaner Image, a
Connecticut corporation (the "Seller"), and Eco Stu, Inc., a
Delaware corporation (the "Buyer").


                       W I T N E S E T H :

     WHEREAS, pursuant to that certain Asset Purchase Agreement (the "Purchase Agreement") dated even date herewith by and between the Seller and the Buyer, the Seller has agreed to sell the Assets (as defined in the Purchase Agreement) to Buyer, subject to the payment of the Purchase Price; and

     WHEREAS, the parties hereto desire to execute this Agreement to further evidence the assignment by the Seller of the Assets and the assumption by the Buyer of the Assumed Liabilities.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:

     1. Definitions. Terms used herein and not otherwise defined herein shall have the meanings provided for in the Purchase
Agreement.

     2. Assignment of Assets. The Seller hereby sells, transfers, conveys, assigns and sets over to the Buyer, its successors and assigns, the Assets.

     3. Assumption of Assumed Liabilities. The Buyer hereby assumes and undertakes to pay, perform and discharge the Assumed
Liabilities.

     4. Attorney-in Fact. The Seller hereby appoints the Buyer, with full power of substitution, its true and lawful Attorney-in-Fact in its name, place and stead to take any and all action on behalf of and in the name of Seller to affirm the rights and interests of the Buyer in and under the Assigned Contracts and Leases.

     5. Further Assurances. At any time and from time to time after the date hereof, at the request of the other party, and without further consideration, each party shall execute and deliver such other instruments of sale, transfer, conveyance, assignment and confirmation and take such other action as the other party reasonably request as necessary or desirable in order more effectively to transfer, convey and assign to the Buyer the Assets and to the Seller the Shares.

     6. Governing Law. This agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                   CLEAN LIVING, INC. d/b/a
                                   THE CLEANER IMAGE


                                   By:___________________________
                                      Name:
                                      Title:

                                   ECO STU, INC.


                                   By:___________________________
                                      Name:
                                      Title:

                                                        EXHIBIT B


                           BILL OF SALE

          KNOW ALL MEN BY THESE PRESENTS, that Clean Living, Inc. d/b/a The Cleaner Image, a Connecticut corporation ("Seller"), for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt of which is hereby acknowledged by these presents, and pursuant to an Asset Purchase
Agreement dated February    , 1997("Purchase Agreement") between
Seller and Eco Stu, Inc., a Delaware corporation ("Buyer") (except as otherwise provided herein, all capitalized terms contained and not defined herein shall have herein the respective meanings ascribed to them in the Purchase Agreement), hereby sells, transfers, conveys, assigns and delivers unto Buyer all of the right, title and interest of Seller in and to the Assets.

          Seller agrees to cooperate with Buyer in obtaining any consents or waivers of third parties necessary to transfer to Buyer all property and rights provided to be transferred to Buyer under the Purchase Agreement.

          TO HAVE AND TO HOLD the Assets unto Buyer, its successors and assigns, for its use and its use forever.

          At any time and from time to time after the date hereof at the request of Buyer, and without further consideration, Seller shall execute and deliver such other instruments of sale, transfer, conveyance, assignment and confirmation and take such other action as Buyer may reasonably request as necessary or desirable in order to more effectively transfer, convey and assign to Buyer, and to confirm Buyer's title to or rights in, all of the Assets, and to put Buyer in actual possession and operating control thereof.

     IN WITNESS WHEREOF, the parties have caused this Bill of Sale to be executed as of February __, 1997.


                                   CLEAN LIVING, INC. d/b/a
                                   THE CLEANER IMAGE




                                   By:__________________________
                                      Name:
                                      Title:


ACCEPTED THIS ___ DAY
OF FEBRUARY, 1997


ECO STU, INC.


By:__________________________
   Name:
   Title:

STATE OF NEW YORK )
                  ) ss.:
COUNTY OF NEW YORK)

     On this ___ day of February, 1997, before me, ______________, personally appeared Scott R. Sidell, known personally to me to be the Secretary of Clean Living, Inc. d/b/a The Cleaner Image, and that he, as such officer, is authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporations by himself as such officer.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal.


                                   __________________________
													 Notary Public

                                                        EXHIBIT C

                        LANDLORD'S CONSENT


               [ See attached Assignment of Lease ]
                      ASSIGNMENT OF LEASE


     This ASSIGNMENT OF LEASE is entered into as of the __ day of February, 1997, by and between Clean Living, Inc. d/b/a The
Cleaner Image, a Connecticut corporation ("Assignor"), and Eco
Stu, Inc., a Delaware corporation ("Assignee").

                           BACKGROUND

     A. Pursuant to that certain Lease dated May 15, 1995 ("Lease"), by and between Assignor, and E.A.L. Associates ("Landlord"), Assignor is the owner of a leasehold interest in the premises, located at 457 Main Street, Ridgefield, CT (the "Premises") as more fully described in the Lease, a true, correct and complete copy of which is attached hereto as Exhibit A and incorporated herein by reference; and

     B. Pursuant to an Asset Purchase Agreement for the purchase of certain assets of Assignor, dated as of February __, 1997, Assignor has agreed to sell, and Assignee has agreed to purchase, certain assets of Assignor and to assume certain of the liabilities of Assignor, including the Lease; and

     C. Pursuant to Article(s) 29 of the Lease, Assignor is required to obtain the prior written consent of Landlord in order to assign its rights under the Lease (the "Assignment" ); and

     D. As a condition of the Closing of the transactions contemplated by the Asset Purchase Agreement (the "Acquisition"),
Assignor is required to obtain the consent of Landlord to this Assignment.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby covenant and agree as follows:

     1. Assignor hereby sells, assigns, transfers and sets over to Assignee all of Assignor's right, title, interest in and to Assignor's interest as lessee under the Lease effective as of the Closing of the Acquisition ("Effective Date").

     2. Assignee hereby accepts the aforesaid assignment, and hereby assumes all of the rights, responsibilities, liabilities and obligations of Assignor, as lessee, under the terms, conditions and covenants contained in the Lease, with like force and effect as if Assignee had executed the Lease in the first instance, arising as of and after the Effective Date.

     3. Assignor shall remain liable only for the observance and performance of its obligations as lessee under the Lease arising prior to the Effective Date.

     4. Assignor shall be responsible for and shall indemnify Assignee regarding the observance and performance of all of the agreements and obligations of Assignor as lessee under the Lease arising prior to the Effective Date. Assignee shall be responsible for and shall indemnify Assignor regarding the observance and performance of all of the agreements and obligations of Assignor as lessee under the Lease arising on or after the Effective Date.

     5. The parties agree that this Assignment will not be changed, modified, discharged or terminated orally or in any manner other than an agreement in writing signed by all of the parties hereto.

     6. The agreements, terms and provision of the Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns. The parties shall execute and deliver such further and additional instruments, agreements and other documents as may be necessary to evidence or carry out the provisions of this Assignment.

     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Assignment of Lease to be executed as of the date first above written.


                    ASSIGNOR:      CLEAN LIVING, INC. d/b/a
                                   THE CLEANER IMAGE


                                   By:_________________________
                                      Name:
                                      Title:



                    ASSIGNEE:      ECO STU, INC.


                                   By:
                                      Name:
                                      Title:

                        CONSENT OF LESSOR


     E.A.L. Associates, as Lessor, named in the Lease referred to in the forgoing Assignment of Lease, hereby consents to this Assignment, confirms that the provisions of the Lease have been complied with, releases and discharges Lessee from all obligations arising on or after the Effective Date, certifies that (i) the Lease is a valid and enforceable obligation, (ii) the Lease has not been amended or modified, and (iii) Lessee is not currently and has not been in default in the performance of the Lease, and hereby accepts the Assignee as Lessee under said Lease as of the Effective Date.









                    LESSOR: E.A.L. Associates


                         By:___________________________
                            Name:
                            Title:




Date: _________________________,1997

                                                        EXHIBIT D

                FORM OF OPINION OF SELLER'S COUNSEL



                           [ Attached ]

                [Letterhead of Moss Sidell, Esq.]



                              ________ ___, 1997



To the Persons Listed
On Schedule A Attached Hereto

Dear Sirs:

          We have acted as counsel for Clean Living, Inc. d/b/a The Cleaner Image, a Connecticut corporation ("Seller"), in connection with the execution and delivery of the following documents:

              (i) the Asset Purchase Agreement (the "Purchase Agreement") dated the date hereof by and between Seller and Eco Stu, Inc., a Delaware corporation ("Buyer");

              (ii) the Assignment and Assumption Agreement dated the date hereof by and between Seller and Buyer ("Assumption Agreement"); and

              (iii) the Bill of Sale dated the date hereof executed by Seller and accepted by Buyer (the "Bill of Sale").

          The Purchase Agreement, the Assumption Agreement and the Bill of Sale are hereinafter collectively referred to as the "Purchase Documents."

          This opinion letter is being furnished pursuant to Section 2.2(b) of the Purchase Agreement. Defined terms appearing herein which are not otherwise defined in this opinion letter shall have the respective meanings set forth in the Purchase Agreement.

          We have examined originals or copies, certified or otherwise identified to our satisfaction, of each of the Purchase Documents and also of such corporate documents and records of Seller and such other records, documents and certificates as we have deemed necessary or appropriate as a basis for our opinions set forth herein. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. We have also assumed that Buyer is in compliance with all of its obligations arising under the Purchase Documents. As to certain matters of fact, we have examined and relied upon the representations and warranties contained in the Purchase Documents and in the certificates delivered in connection therewith. We have not made any independent investigation or verification of such facts; nothing, however, has come to our attention that would cause us to believe that such reliance is not justified.

          The Closing pursuant to the Purchase Agreement is being consummated contemporaneously with the delivery of this opinion letter.

          Our opinions, as set forth below, are limited to the Federal laws of the United States of America and the laws of the State of Connecticut. Such opinions are also subject to the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws affecting creditors rights in general. Moreover, the enforceability of the terms of each the Purchase Documents is subject to general principals of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and the availability of specific performance, injunctive and other forms of equitable relief is subject to certain tests of equity jurisdiction, equitable defenses and the discretion of the court before which any proceeding with respect thereto may be brought.

          Based upon and subject to the foregoing, and subject to the additional qualifications set forth below, we are of the opinion as of the date hereof that:

          1. Seller is a corporation validly existing and in good standing under the laws of the State of Connecticut, and has the corporate power and authority to (a) own, lease and operate its properties and assets, including, without limitation, the Assets, as they are now owned, leased and operated and (b) carry on its business as now presently conducted or proposed to be
conducted.   Seller is qualified to do business in  jurisdiction in which the nature of its business or properties makes such qualification necessary, except where the failure to do so would not have a Material Adverse Effect.

          2. Seller has the full legal right, capacity and corporate power and all requisite corporate authority and approval required to enter into, execute and deliver the Purchase Documents and to perform its obligations thereunder. The shareholders and the board of directors of Seller have approved the transactions contemplated pursuant to the Purchase
Documents.   Each of the Purchase Documents have been duly executed and delivered by Seller and constitutes the valid and binding obligation of Seller enforceable against it in accordance with its terms. Except for the Landlord's Consents, no approval or consent of any Party is required in connection with the execution and delivery by Seller of the Purchase Documents and the consummation and performance by Seller of the transactions contemplated thereby.

          3. The execution, delivery and performance of the Purchase Documents by Seller and consummation of the transactions contemplated thereby will not violate or conflict with (i) any of the provisions of the Certificate of Incorporation or By-Laws or other organizational documents of Seller; (ii) any order, judgment, regulation or ruling of any Governmental or Regulatory Body to which Seller is a party or by which any of its property or assets may be bound or affected or with any provision of any law, rule, regulation, order, judgment or ruling of any Governmental or Regulatory Body applicable to Seller or (iii) any of the Assigned Contracts and Leases.

          This opinion is being rendered on behalf of Seller pursuant to
Section 2.2(b) of the Purchase Agreement solely for the benefit of the persons listed on Schedule A attached hereto.
No other person or entity shall be entitled to rely hereon without the express written consent of this office.

                         Very truly yours,



                         Moss Sidell

                            Schedule A


Ecomat, Inc.
147 Palmer Avenue
Mamaroneck, New York 10543-3632

Eco Stu, Inc.
147 Palmer Avenue
Mamaroneck, New York 10543-3632

                         SCHEDULE 1.1(a)

                         Excluded Assets



     All assets other than those assets specified on Schedule 1.2 including, but not limited to, computer system and software.

                         SCHEDULE 1.1(b)

                         Permitted Liens


                              None

                           SCHEDULE 1.2

                              Assets


     Customer list, Trademark, supplies, Aqua Clean Wet Cleaning
Machine and dryer, computerized surfactant pump, slick rails and conveyor and good will.

                         SCHEDULE 1.3(b)

                       Assumed Liabilities


     Lease for 457 Main Street and van lease from Ford Motor
Credit.

                           SCHEDULE 1.6

                   Allocation of Purchase Price


Aqua Clean Wet Cleaning Machine and dryer,
     computerized surfactant pump, slick rails
     and conveyor                                      $25,000

Customer List                                          $35,000

Trademark                                              $ 5,000

Non-Compete Provision                                  $15,000
                                                       __________
Total                                                  $80,000*


     * $65,000 cash; $15,000 in shares of Common Stock of Ecomat,
		 Inc.

                           SCHEDULE 3.1

                  Jurisdictions of Qualification


                          Connecticut
                            New York

                           SCHEDULE 3.2

                            Affiliates


     Scott R. Sidell
     Linda J. Strempek

                           SCHEDULE 3.5

                       Litigation - Sellers


                              None

                           SCHEDULE 3.7

                       Intangible Property



Trademark Application for "The Cleaner Image"

                          SCHEDULE 3.11

                           Liabilities



     Lease for 457 Main Street, lease for basement of 463 Main
Street (not being assigned to Buyer) and van lease from Ford
Motor Credit.

                          SCHEDULE 3.13

                           Tax Matters


                              None

                          SCHEDULE 3.14

                       Material Agreements



                              None

                          SCHEDULE 3.15

                           Real Estate



     Lease for 457 Main Street

                          SCHEDULE 3.16

                   Transactions With Affiliates



                              None

								  SCHEDULE 3.18

									 Employees



	  Mark Howath         $30,000.00     Kaiser HMO
	  Joe Horvath         $30,000.00
	  Jeannette Bedini    $28,080.00
	  Ingrid Rojas        $15,600.00
	  Steve Campton       $27,800.00

								  SCHEDULE 3.20

									 Insurance


							See Attached (3 pages)

								  SCHEDULE 3.21

							  Licenses and Permits



	  1.   Certificate of Occupancy and Approval.  Permit No. 95-A-215.

	  2.   Use Permit from the Town of Ridgefield (Letter dated
			 5/17/95)

	  3.   Water Permit from the Town of Ridgefield (Letter dated
			 5/5/95)

								  SCHEDULE 3.23

									  Products



										None

								  SCHEDULE 3.25



							Shareholders of Seller



						Scott R. Sidell       500 shares
						Linda J. Strempek     500 shares

									SCHEDULE 6.2

						LOCATION OF ECOMAT FACILITIES




	  1.   147 Palmer Avenue
			 Mamaroneck, NY  10543

	  2.   Colonial Village Shopping Center
			 1527 Weaver Street
			 New Rochelle, NY  10801

	  3.   140 W. 72nd Street
			 New York, NY  10023




										 EXIBIT 2



FOR IMMEDIATE RELEASE:             CONTACT:
											  Diane Weiser, President
											  Ecomat, Inc. (914) 777-3600 X10


					ECOMAT PURCHASES THE CLEANER IMAGE


Mamaroneck, NY, February 13, 1997 - Ecomat, Inc. (NASDAQ: ECMT) announced today that the Company has simultaneously entered into and closed on an asset purchase agreement pursuant to which it has acquired The Cleaner Image, the first 100% wet-cleaning facility in New England, founded by Dr. Scott Sidell in 1995.

Ecomat has developed and utilizes an environmentally sound alternative to current dry-cleaning methods without the use of the toxic solvent, perclorolthylene.

Ecomat's President, Diane Weiser stated that "through this acquisition, Ecomat will expand its customer service base to all of Fairfield County, Connecticut and Northern Westchester County, NY." Ms. Weiser further stated that "this acquisition will not only contribute directly to our profitability, but will enable us to continue our strategy to develop a network of Company-owned and franchised environmental garment care facilities on a national basis and puts Ecomat clearly in the forefront of wet-cleaning production in the United States."